EXHIBIT 99.1

Akorn Receives FDA Approval for Ephedrine Sulfate Injection, USP

LAKE FOREST, Ill., March 02, 2017 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX), a leading specialty generics pharmaceutical company, today announced that it has received approval from the U.S. Food and Drug Administration (FDA) for its New Drug Application (NDA) for Ephedrine Sulfate Injection, USP 50 mg/mL in 1 mL single dose ampule.  Ephedrine sulfate injection is indicated for the treatment of clinically important hypotension occurring in the setting of anesthesia.

About Akorn
Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Investors/Media:
Stephanie Carrington
ICR, Inc.
(646) 277-1282
Stephanie.carrington@icrinc.com